Exhibit 99.1

For media inquiries, contact:

Karen Master, Citrix Systems, Inc.

(216) 396-4683 or karen.master@citrix.com

For investor inquiries, contact:

Traci Tsuchiguchi, Citrix Systems, Inc.

(408) 790-8467 or traci.tsuchiguchi@citrix.com

Citrix Provides Update on Pending Acquisition by Affiliates of Vista Equity Partners and Evergreen Coast Capital

FORT LAUDERDALE, Fla. – July 11, 2022 — Citrix Systems, Inc. (NASDAQ: CTXS) (“Citrix”) today provided an update on the approval process and timeline for the pending acquisition of Citrix by affiliates of Vista Equity Partners (“Vista”) and Evergreen Coast Capital Corporation (“Evergreen”), an affiliate of Elliott Investment Management L.P. In April 2022, Citrix shareholders voted to approve the pending acquisition pursuant to which Citrix shareholders will receive $104.00 per share in cash.

The parties are awaiting receipt of the final regulatory approvals required to complete the transaction, which is currently expected to close in the third quarter of 2022. Upon completion of the transaction, Citrix’s shares will no longer trade on the Nasdaq, and Citrix will become a private company. As previously announced, in connection with the transaction, Vista and Evergreen intend to combine Citrix and TIBCO Software (“TIBCO”), one of Vista’s portfolio companies.

Vista and Evergreen also announced today that, upon closing of the transaction, Tom Krause will assume the role of CEO of the combined company. Mr. Krause previously served as an executive officer of Broadcom Inc., and most recently was responsible for forming and leading the Broadcom Software Group as President, before which he was CFO. Bob Calderoni will continue to serve as Citrix Interim CEO and President until the completion of the transaction.

About Citrix

Citrix (NASDAQ: CTXS) builds the secure, unified digital workspace technology that helps organizations unlock human potential and deliver a consistent workspace experience wherever work needs to get done. With Citrix, users get a seamless work experience and IT has a unified platform to secure, manage, and monitor diverse technologies in complex cloud environments.

Safe Harbor for Forward-Looking Statements

Certain statements contained in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plans,” “expects,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “might,” “could,” “see,” “seek,” “forecast,” and similar words. Forward-looking statements are based on current plans and expectations and involve risks and uncertainties which are, in many instances, beyond Citrix’s control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include, among others: (i) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (ii) the failure to obtain certain required regulatory approvals to the completion of the proposed transaction or the failure to satisfy any of the other conditions to the completion of the proposed transaction; (iii) any difficulties of Vista or Elliott in financing the transaction as a result of uncertainty or adverse developments in the debt or equity capital markets or otherwise; (iv) the effect of the announcement of the proposed transaction on the ability of Citrix to retain and hire key personnel and maintain relationships with its key business partners and customers, and others with whom it does business, or on its operating results and businesses generally; (v) the response of competitors to the proposed transaction; (vi) risks associated with the disruption of management’s attention from ongoing business operations due to the proposed transaction; (vii) the ability to meet expectations regarding the timing and completion of the proposed transaction; (viii) significant costs associated with the proposed transaction; (ix) potential litigation relating to the proposed transaction; (x) restrictions during the pendency of the proposed transaction that may impact Citrix’s ability to pursue certain business opportunities; and (xi) the other risks, uncertainties and factors detailed in Citrix’s filings with the SEC, including in its Annual Report on Form 10-K, filed February 16, 2022. Citrix is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.